Exhibit 3.3
BIMINI CAPITAL MANAGEMENT, INC.

ARTICLES SUPPLEMENTARY RECLASSIFYING SHARES OF
CLASS A COMMON STOCK INTO PREFERRED STOCK

Bimini Capital Management, Inc., a Maryland corporation (the “Corporation”), having its principal office in Vero Beach, Florida, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 2-208 of the Maryland General Corporation Law and Article V of the charter (the “Charter”) of the Corporation, the Board of Directors of the Corporation (the “Board”), by resolutions duly adopted on February 11, 2010, reclassified and designated 5,000,000 shares of authorized but unissued Class A Common Stock, par value $0.001 per share, of the Corporation (“Class A Common Stock”) into undesignated preferred stock, par value $0.001 per share, of the Corporation (which shall not consist of the Corporation’s Class A or Class B Redeemable Preferred Stock) (“Preferred Stock”).

SECOND: 5,000,000 shares of the authorized but unissued Class A Common Stock have been reclassified and designated by the Board as undesignated Preferred Stock under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: These Articles Supplementary shall be effective at 12:03 a.m., Eastern time, on March 12, 2010.

FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of February, 2010.

ATTEST:	BIMINI CAPITAL MANAGEMENT, INC.
By: /s/ Robert E. Cauley	By: /s/ G. Hunter Haas, IV
Name: Robert E. Cauley Title: Secretary	Name: G. Hunter Haas, IV Title: President